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                                                                       EXHIBIT 4
                                                                        DRAFT

                               TRUST CERTIFICATES
                                    issued by
                      CABCO TRUST FOR BELLSOUTH DEBENTURES

                               POOLED CERTIFICATE
                     (principal amount $25 per certificate)
              For a Pro Rata Share of All Interest Payments on the
                 Underlying Bonds and All Principal Payments and
             Redemption Premium, If Any, Due on the Stated Maturity
         Date Indicated Below or on any Previous Call for Redemption on

          BellSouth Telecommunications, Inc. 6 3/4% Debentures Due 2033

Certificate No. 1                      Face Amount:  $45,000,000

                                       Number of Certificates:  1,800,000

CUSIP No.: 126795 20 2                 Stated Maturity Date:   October 15, 2033

                  CEDE & CO., or registered assigns, is the owner of the face amount set forth above of certificates evidencing 100% beneficial ownership of CABCO Trust for BellSouth Debentures (the "Issuer"), whose sole asset consists of $45,000,000 of BellSouth Telecommunications, Inc. 6 3/4% Debentures Due 2033 (the "Bonds"). The sole obligor with respect to such Bonds is the issuer of the Bonds named above (the "Underlying Issuer") or any other entities obligated to make payments to or on behalf of the Underlying Issuer (or their trustees or other applicable fiduciaries) with respect to the Bonds. The Bonds are being held in a trust account by United States Trust Company of New York, as Trustee, pursuant to the terms of a Amended and Restated Trust Agreement dated as of March 25, 1999 (the "Agreement"), including the Standard Terms and Provisions of Series Trust Agreement appended thereto and all other exhibits, schedules, appendices, supplements and amendments thereto, between Corporate Asset Backed Corporation, as Depositor, and the Trustee, pursuant to which this and other certificates (the "Certificates"), evidencing the right to receive all interest and principal payments, including the redemption premiums, if any, but excluding the Retained Amount (as defined in the Agreement), if any, on the Bonds, are executed and delivered by the Trustee. This Certificate is subject to the provisions of and is entitled to the benefits of the Agreement, which may be inspected by the holder hereof at the Designated Office in New York City of the Trustee. The owner of this Certificate, by its acceptance hereof, agrees to be bound by the terms and conditions of the Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
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                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  The Bonds will be held in an account of the Trustee at DTC in book-entry credit form. The Trustee will pay to the Holder of this Certificate its pro rata share of all amounts received as payments on the Bonds, promptly after receipt, less any amounts required to be withheld from or by the Trustee pursuant to applicable law, in lawful money of the United States of America, (i) if the Holder is The Depository Trust Company ("DTC") or its nominee or any successor depository or nominee thereof, by wire transfer of immediately available funds, and (ii) if the Holder is any other person, by check in immediately available funds sent by first-class mail to the address of the Holder hereof set forth in the Certificate Register.

                  In the event the Trustee receives money or other property in connection with the payment of principal (or actual notice that such moneys or other property will be received), other than in connection with a redemption, prior to the Stated Maturity Date, the Trustee shall promptly give notice, as provided in the Agreement, to the Holder. Such notice shall state that, not later than ninety (90) days after the receipt of such moneys or other property, the Trustee shall distribute such moneys or other property pro rata to the Holders of Certificates.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register, upon surrender of this Certificate for registration of transfer at the corporate trust office of the Trustee at 114 West 47th Street in New York, New York 10036-1532, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same series having the Stated Maturity Date set forth on the face hereof, of Authorized Denominations of $25 or greater multiples of $25, and having the same aggregate face amount, will be issued to the designated transferee or transferees. Under the Agreement, the Trustee is required, when making any payment to a Holder, to round down such payment to the nearest whole cent.

                  The Certificates are issuable only in registered form in Authorized Denominations. As provided in the Agreement and subject to certain limitations therein set forth, such Certificates are exchangeable for Certificates of the same series, having the same Stated Maturity Date and of a like aggregate face amount, as requested by the Holder surrendering the same.
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                  For any such registration of transfer or exchange, the Trustee may require payment of the then applicable service charge and of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Certificate for registration of transfer, the Trustee and any agent of the Trustee may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, whether or not this Certificate be overdue, and neither the Trustee nor any such agent shall be affected by notice to the contrary.
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                  This Certificate shall not be valid or become obligatory for any purpose unless and until duly executed by the Trustee by manual signature.

Dated:   May 12, 1999

                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK, as Trustee

                                       By:
                                          -------------------------------------
                                          Authorized Signatory

                                 Authentication

                  This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                       UNITED STATES TRUST COMPANY
                                       OF NEW YORK, as Trustee

                                       By:
                                          -------------------------------------
                                          Authorized Signatory
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                                  TRANSFER FORM

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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the within Certificate, and all rights thereunder, and hereby does irrevocably constitute and appoint

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attorney to transfer the within Certificate on the books kept for the registration thereof, with full power of substitution in the premises.

Optional:

[Insert wire transfer instructions for transferee.] Neither the transferor nor the Trustee shall have any responsibility for the accuracy of such wire transfer instructions, if provided.

Dated:
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                                       (Signature)

                                       NOTE: Signature must conform in every
                                       particular to the name in which this
                                       security is registered, without any
                                       alteration or change whatsoever.

                                       Signature must be guaranteed by an
                                       "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934.